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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


     Each director of MDU Communications International, Inc. (the "Company"), whose signature appears below, hereby appoints Robert A. Biagioni as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Registration Statement on Form S-8 (the "Registration Statement") for the registration of securities in connection with the exercise and subsequent sale of employee benefit plan stock options, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary to cause the Registration Statement to become effective (including post-effective amendments), and to sign any and all such documents upon the advice of legal counsel to carry out the exercise and sale of the option shares, each such person hereby granting to such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

     This Power of Attorney has been signed by the following persons in the capacities indicated, on the 15th day of September, 2000.





             SIGNATURE                   TITLE

/s/      J.E. (Ted) Boyle                Director
------------------------------------
J.E. (Ted) Boyle

/s/        Robert Dyck                   Director
------------------------------------
Robert Dyck

/s/      Douglas G. Hooper               Director
------------------------------------
Douglas G. Hooper

/s/      Sheldon B. Nelson               Director, Chief
------------------------------------     Executive Officer and
Sheldon B. Nelson                        President